UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company.  Information contained herein relating to any individual company is furnished by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 7.01    REGULATION FD DISCLOSURE

Earlier this year, the South Carolina Supreme Court ruled that the contingency reserve of $438 million under South Carolina Electric & Gas Company's Base Load Review Act order could not be pre-approved as the Public Service Commission of South Carolina (PSC) had done. Instead, the Company is now required to submit costs above its base budget for approval by the PSC as they are identified to specific budget items.

At a briefing for the PSC this morning, SCANA’s Chief Financial Officer, Jimmy Addison will update the commission on the Company's plans to address this change for the specific items identified to date.

Specifically, he will disclose that the Company anticipates filing within the next 30 days for an amount estimated to be between $150 million and $200 million, in 2007 dollars.  The costs in question would be incurred over the course of the construction project which is scheduled to be completed in 2019.  The Company still anticipates completing the project within the original budget estimate that included the contingency projection of $438 million and is simply responding to the court's decision by seeking commission approval to reclassify these costs from contingency funds to specific budget categories.  SCE&G’s 55% share of the project’s cost with that contingency is $4.5 billion in 2007 dollars.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

October 25, 2010	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller